Exhibit 4.1

DTE ENERGY COMPANY
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
TRUSTEE

__________________________

SUPPLEMENTAL INDENTURE
DATED AS OF FEBRUARY 1, 2024

__________________________

SUPPLEMENTING THE AMENDED AND RESTATED INDENTURE
DATED AS OF APRIL 9, 2001

PROVIDING FOR

2024 SERIES A 5.10% SENIOR NOTES DUE 2029

SUPPLEMENTAL INDENTURE, dated as of the 1st day of February, 2024, between DTE ENERGY COMPANY, a corporation organized and existing under the laws of the State of Michigan (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”);

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Amended and Restated Indenture, dated as of April 9, 2001 (the “Original Indenture”), as amended, supplemented or modified (as so amended, supplemented or modified, the “Indenture”) providing for the issuance by the Company from time to time of its debt securities; and

WHEREAS, the Company now desires to provide for the issuance of a series of its unsecured, senior debt securities pursuant to the Original Indenture; and

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, including Section 901 thereof, and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Supplemental Indenture to the Original Indenture as permitted by Section 201 and Section 301 of the Original Indenture in order to establish the form or terms of, and to provide for the creation and issue of, a series of its debt securities under the Original Indenture, which shall be known as the “2024 Series A 5.10% Senior Notes due 2029”; and

WHEREAS, all things necessary to make such debt securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Original Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of debt securities, and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

ARTICLE ONE

DEFINITIONS AND OTHER
PROVISIONS OF GENERAL APPLICATION
SECTION 101.    Definitions. Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein. The following term shall have the meaning set forth below:

“Business Day” means any day other than a Saturday or Sunday or a day on which commercial banks in the state of New York or the state of Michigan are required or authorized by law or executive order to be closed.

SECTION 102.     Section References. Each reference to a particular section set forth in this Supplemental Indenture shall, unless the context otherwise requires, refer to this Supplemental Indenture.

ARTICLE TWO

TITLE AND TERMS OF THE SECURITIES

SECTION 201.    Title of the Securities; Stated Maturity. This Supplemental Indenture hereby establishes a series of Securities, which shall be known as the Company's “2024 Series A 5.10% Senior Notes due 2029” (the “Notes”). The Stated Maturity on which the principal of the Notes shall be due and payable will be March 1, 2029.

SECTION 202.    Rank. The Notes shall rank equally with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

SECTION 203.    Variations from the Original Indenture. Section 1009 of the Original Indenture shall be applicable to the Notes. Section 403(2) and Section 403(3) shall be applicable to the Notes; the Company's obligations under Section 1009, without limitation, shall be subject to defeasance in accordance with Section 403(3).

SECTION 204.     Amount and Denominations; DTC. (a) The aggregate principal amount of the Notes that may be issued under this Supplemental Indenture is limited initially to $1,200,000,000 (except as provided in Section 301(2) of the Original Indenture); provided that the Company may, without the consent of the Holders of the Outstanding Notes, “reopen” the Notes so as to increase the aggregate principal amount of the Notes Outstanding in compliance with the procedures set forth in the Original Indenture, including Section 301 and Section 303 thereof, so long as any such additional Notes have the same tenor and terms (including, without limitation, rights to receive accrued and unpaid interest) as the Notes then Outstanding. No additional Notes may be issued if an Event of Default has occurred. The Notes shall be issuable only in fully registered form and, as permitted by Section 301 and Section 302 of the Original Indenture, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will initially be issued in global form (the “Global Notes”) under a book-entry system, registered in the name of The Depository Trust Company, as depository (“DTC”), or its nominee, which is hereby designated as “Depositary” under the Indenture.

(b)    Further to Section 305 of the Original Indenture, any Global Note shall be exchangeable for Notes registered in the name of, and a transfer of a Global Note may be registered to, any Person other than the Depositary for such Note or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either such case, the Company does not appoint a successor Depositary within 90 days thereafter, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Note shall be so exchangeable and the transfer thereof so registrable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the Notes. Upon the occurrence in respect of a Global Note of any or more of the conditions specified in clause (i), (ii)

or (iii) of the preceding sentence, such Global Note may be exchanged for Notes registered in the name of, and the transfer of such Global Note may be registered to, such Persons (including Persons other than the Depositary and its nominees) as such Depositary, in the case of an exchange, and the Company, in the case of a transfer, shall direct.

SECTION 205.    Terms of the Notes.

(a) The Notes shall bear interest at the rate of 5.10% per annum on the principal amount thereof from February 15, 2024, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal of the Notes becomes due and payable, and on any overdue principal and premium and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum during such overdue period. Interest on the Notes will be payable semiannually in arrears on March 1 and September 1 of each year (each such date, an “Interest Payment Date”), commencing September 1, 2024. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year.

(b) In the event that any Interest Payment Date, redemption date or other date of Maturity of the Notes is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date with respect to any Note will, as provided in the Original Indenture, be paid to the person in whose name the Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the relevant record date for such interest installment, which shall be the fifteenth calendar day (whether or not a Business Day) prior to the relevant Interest Payment Date (the “Regular Record Date”). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date, and may either be paid to the person in whose name the Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of the Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Original Indenture. The principal of, and premium, if any, and the interest on the Notes shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at the close of business on the Regular Record Date at such address as shall appear in the Security Register.

(c) The Notes are not subject to repayment at the option of the Holders thereof and are not subject to any sinking fund. As provided in the form of Note attached hereto as Exhibit A, the Notes are subject to optional redemption, as a whole or in part, by the Company prior to Stated Maturity of the principal thereof on the terms set forth therein. Except as modified in the form of the Note, redemption shall be effected in accordance with Article Eleven of the Original Indenture.

(d)    The Notes shall have such other terms and provisions as are set forth in the form of Note attached hereto as Exhibit A (which is incorporated by reference in and made a part of this Supplemental Indenture as if set forth in full at this place).

SECTION 206. Form of Notes. Attached hereto as Exhibit A is the form of the Notes.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

This Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Execution and delivery of this Supplemental Indenture via facsimile or electronic signatures shall constitute effective execution and delivery of this Supplemental Indenture.

With respect to the 2024 Series A 5.10% Senior Notes due 2029 only, the parties hereby agree that:

The Trustee shall have the right to accept and act upon instructions (“Instructions”), including fund transfer instructions given pursuant to this Supplemental Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers and other Company personnel with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing or promptly upon reasonable request of the Trustee. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its reasonable discretion elects to act upon such Instructions, the Trustee’s reasonable understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee shall be entitled to reasonably presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall establish reasonable procedures to ensure that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers shall safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys provided to the Company. The Trustee shall use reasonable efforts to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys provided to the Trustee in accordance with its regular procedures. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of the Electronic Means it selects to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. For purposes of this paragraph, “Electronic Means" shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

The Company agrees, subject to applicable law, (i) to provide the Trustee, upon written request, with such reasonable tax information as it has obtained in the ordinary course and has readily available in its possession to enable the Trustee to determine whether any payments pursuant to this Supplemental Indenture are subject to the withholding requirements described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“FATCA”) and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Supplemental Indenture to the extent necessary to comply with FATCA. The agreement in this paragraph shall be solely for the benefit of the Trustee in order to assist it in complying with such withholding requirements and shall not be enforceable by any individual holder.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

DTE ENERGY COMPANY

By _/s/Christopher J. Allen_________________
Name: Christopher J. Allen
Title: Vice President and Treasurer

ATTEST:

By:/s/Sarah M. Bello
Name: Sarah M. Bello
Title: Assistant Corporate Secretary

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By:/s/ Ann M. Dolezal
Name: Ann M. Dolezal
Title: Vice President

EXHIBIT A
FORM OF NOTE

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (“DTC”), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP NO. ___________	$__________
NO. : ______
DTE ENERGY COMPANY
2024 SERIES A 5.10% SENIOR NOTES DUE 2029

DTE ENERGY COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (herein referred to as the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $__________ on March 1, 2029 (“Stated Maturity” with respect to the principal of this Note), unless previously redeemed, and to pay interest at the rate of 5.10% per annum on said principal sum from February 15, 2024, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal of this Note becomes due and payable, and on any overdue principal and premium and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum during such overdue period. Interest on this Note will be payable semiannually in arrears on March 1 and September 1 of each year (each such date, an “Interest Payment Date”), commencing September 1, 2024. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year.

In the event that any Interest Payment Date, redemption date or other date of Maturity of the Notes is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date. A “Business Day” means any day other than a Saturday or Sunday or a day on which commercial banks in the state of New York or the state of Michigan are required or authorized by law or executive order to be closed. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date with respect to this Note will, as provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on the relevant record date for such interest installment, which shall be the fifteenth calendar day (whether or not a Business Day) prior to the relevant Interest Payment Date (the “Regular Record Date”). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date, and may either be paid to the person in whose name this Note is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of the Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of, and premium, if any, and the interest on the Notes shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at the close of business on the Regular Record Date at such address as shall appear in the Security Register. Notwithstanding anything else contained herein, if this Note is a Global Note and is held in book-entry form through the facilities of the Depositary, payments on this Note will be made to the Depositary or its nominee in accordance with arrangements then in effect between the Trustee and the Depositary.

This Note is one of a duly authorized series of Securities of the Company, designated as the “2024 Series A 5.10% Senior Notes due 2029” (the “Notes”), initially limited to an aggregate principal amount of $1,200,000,000 (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Notes, and except as further provided in the Indenture), all issued or to be issued under and pursuant to an Amended and Restated Indenture, dated as of April 9, 2001, as supplemented through and including the Supplemental Indenture dated as of February 1, 2024 (together, as amended, supplemented or modified, the “Indenture”), duly executed and delivered between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (herein referred to as the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the registered Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

This Note is not subject to repayment at the option of the Holder hereof. This Note is not subject to any sinking fund.

This Note will be redeemable at the option of the Company, in whole at any time or in part from time to time (any such date of redemption to be a “Redemption Date” for purposes of the Indenture) on the terms and at the redemption prices set forth below.

Prior to February 1, 2029 (the “Par Call Date”), the Company may redeem this Note at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•(a) the sum of the present values of the remaining scheduled payments of principal and interest hereon discounted to the redemption date (assuming this Note matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and

•100% of the principal amount of this Note to be redeemed,

plus, in either case, accrued and unpaid interest hereon to the redemption date.

On or after the Par Call Date, the Company may redeem this Note, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of this Note being redeemed plus accrued and unpaid interest hereon to the Redemption Date.

As used herein:

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:
(1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or
(2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Optional Redemption Date to the Holder hereof at its registered address.

If money sufficient to pay the applicable Redemption Price with respect to the principal amount of and accrued interest on the principal amount of this Note to be redeemed on the applicable Redemption Date is deposited with the Trustee or Paying Agent on or before the related Redemption Date and certain other conditions are satisfied, then on or after such Redemption Date, interest will cease to accrue on the principal amount of this Note called for redemption. If the Notes are only partially redeemed by the Company, the Trustee shall select which Notes are to be redeemed by lot or in a manner it deems fair and appropriate in accordance with the terms of the Indenture.

In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof will be issued in the name of the registered Holder hereof upon the cancellation hereof.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth therein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of all Notes issued under the Indenture at the time outstanding and affected thereby; provided, however, that no such amendment shall without the consent of the Holder of each Note so affected, among other things (i) change the stated maturity of the principal of, or any installment of principal of or interest on any Notes, or reduce the principal amount thereof, or reduce the rate of interest thereon, or reduce any premium payable upon the redemption thereof or (ii) reduce the percentage of Notes, the Holders of which are required to consent to any amendment or waiver or for certain other matters as set forth in the Indenture. The Indenture also contains provisions permitting (i) the registered Holders of 66 2/3% in aggregate principal amount of the Securities at the time outstanding affected thereby, on behalf of the registered Holders of the Securities, to waive compliance by the Company with certain provisions of the Indenture and (ii) the registered Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding affected thereby, on behalf of the registered Holders of the Securities, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such registered Holder and upon all future registered Holders and owners of this Note and of any Note issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any interest on this Note are payable or at such other offices or agencies as the Company may designate, duly endorsed by or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Security Registrar or any transfer agent duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

This Global Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Indenture. The Notes so issued are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of the Notes of a different authorized denomination, as requested by the registered Holder surrendering the same.

As set forth in, and subject to the provisions of, the Indenture, no registered owner of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such registered owner shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, (ii) the registered owners of not less than 25% in principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, (iii) the Trustee shall have failed to institute such proceeding within 60 days and (iv) the Trustee shall not have received from the registered owners of a majority in principal amount of the outstanding Notes a direction inconsistent with such request within such 60-day period; provided, however, that such limitations do not apply to a suit instituted by the registered owner hereof for the enforcement of payment of the principal of or premium, if any, or any interest on this Note on or after the respective due dates expressed herein.

Unless the Certificate of Authentication hereon has been executed by the Trustee or a duly appointed Authentication Agent referred to herein, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.

DTE ENERGY COMPANY

By __________________________
Name:
Title:
Date: February 15, 2024

Attest:

By __________________________
Name:
Title:

CERTIFICATE OF AUTHENTICATION
This is one of the Notes described in the within mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A.
as Trustee

By __________________________
Authorized Signatory
Date: February 15, 2024

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________
(Please insert Social Security or Other Identifying Number of Assignee)

______________________________________________________________________________
(Please print or type name and address, including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorneys to transfer the within Note on the books of the Issuer, with full power of substitution in the premises.

Dated:________________________

NOTICE: The signature of this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and NOTICE: Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program (“STAMP”), the Stock Exchange, Inc. Medallion Signature Program (“MSP”). When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his or her authority to act must accompany this Note.